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                                                                      EXHIBIT 10

                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 18 to the Registration Statement of MONY Variable Account A on Form N-4 (File No. 33-37722) of our reports dated February 11, 1998 and February 27, 1998 on our audits of the financial statements of MONY Variable Account A and The Mutual Life Insurance Company of New York, respectively.


     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants".

                                          Coopers & Lybrand L.L.P.

New York, New York

March 2, 1998